Exhibit 5

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 15, 2007

Health Net, Inc.

21650 Oxnard Street

Woodland Hills, CA 91367

Re:	Registration Statement on Form S-3 of Health Net, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Health Net, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified amount of the following securities of the Company: (i) senior debt securities, senior subordinated debt securities and subordinated debt securities (collectively, the “Securities”), which may be issued under an indenture (as amended or supplemented, the “Indenture”), to be entered or proposed to be entered into between the Company and a trustee that has been or will be appointed prior to the issuance of the Securities (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the form of Indenture, filed as an exhibit to the Registration Statement;

(iii)	the form of the Securities included in the Indenture;

(iv)	the Sixth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as certified by the Secretary of State of the State of Delaware;

(v)	the Ninth Amended and Restated Bylaws of the Company, as amended by Amendment Number One to Ninth Amended and Restated Bylaws (together, the “Bylaws”), each as certified by Linda V. Tiano, Senior Vice President, General Counsel and Secretary of the Company; and

Health Net, Inc.

May 15, 2007

(vi)	certain resolutions of the Board of Directors of the Company, adopted on May 2, 2007, as certified by Linda V. Tiano, Senior Vice President, General Counsel and Secretary of the Company, relating to the registration of the Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Securities that may be issued will be manually signed or countersigned, as the case may be, by authorized officers of the Trustee. In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Securities and the Indenture will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company or its properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth below are limited to the Delaware corporation law and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the

Health Net, Inc.

May 15, 2007

effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the purchase or agency agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Securities and related matters; (v) the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefore; and (vii) the Securities when issued and sold in accordance with the Indenture and the applicable purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Securities which may be unenforceable, (e) requirements that a claim with respect to any Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Health Net, Inc.

May 15, 2007

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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